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                                                               EXHIBIT 10.11


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE BORROWER, TO THE EFFECT THAT THE PROPOSED SALE, ASSIGNMENT, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.


                               CONVERTIBLE NOTE
                              (VERTICALNET, INC.)

$____________                                            November 25, 1998


     In consideration of the loan (hereinafter referred to as a "Loan") ______________, a ______________ (the "Lender"), has made to VerticalNet, Inc., a Pennsylvania corporation (the "Borrower"), and for value received, the Borrower hereby promises to pay to the order of the Lender, at the Lender's office located at ________________, or at such other place in the continental United States as the Lender may designate in writing, in lawful money of the United States, and in immediately available funds, the principal sum of _________Dollars ($________).

     1.   Maturity Date.  The unpaid principal balance of this Convertible Note
          -------------
(this "Note") shall be paid on the earlier of (i) May 31, 1999 (the "Due Date"),
(ii) the closing of the next round of equity financing in the Borrower raising not less than $5,000,000 from third party investors other than the Lender (the "Next Round Financing") and (iii) the effective date of the registration statement for an underwritten public offering of Borrower's Common Stock (as defined below)(the "IPO").

     2.   Interest.  The Borrower hereby further promises to pay to the order of
          --------
the Lender interest on the outstanding principal amount from the date hereof, at an annual rate equal to the announced prime rate of pnc Bank, N.A. (the "Prime Rate"). Such interest rate shall be changed when and as the Prime Rate changes. In addition, the Borrower shall pay on demand interest on any overdue payment of principal and interest (to the extent legally enforceable) at the fluctuating Prime Rate plus three percent (3%).

     Interest shall be payable when the unpaid principal balance of the Note is paid.

     All payments made on this Note shall be applied, at the option of the Lender, first to late charges and collection costs, if any, then to accrued interest and then to principal. Interest
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payable hereunder shall be calculated for actual days elapsed on the basis of a
360-day year. Accrued and unpaid interest shall be due and payable upon maturity of this Note. After maturity or in the event of default, interest shall continue to accrue on the Note at the rate set forth above and shall be payable on demand of the Lender.

     Notwithstanding anything in this Note, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by the Borrower at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

     3.   Conversion.  Subject to and in compliance with the provisions of this
          ----------
Section 3, prior to the payment of the outstanding principal amount of this Note, the Lender may, convert the outstanding principal amount of this Note, in whole or in part, into fully paid nonassessable shares of the Borrower's Common Stock, par value $.01 per share (the "Common Stock"), at the Conversion Price in effect on the date of conversion.

     The Lender shall only be entitled to convert this Note into Common Stock one time, upon the earliest of the following events to occur. The Lender shall only have the right to convert this Note pursuant to clause (iii) below, if neither the IPO or the Next Round Financing has occurred.

     (i) If, prior to the Due Date, the Borrower files a registration statement for an IPO, the Borrower shall, within five business days of the initial filing of such registration statement, send written notice to the Lender of such filing (the "Filing Notice"). The Lender shall, within 30 days from the date of receipt of the Filing Notice (but in any event no later than the printing of the red herring prospectus for the IPO), determine whether or not it will convert the outstanding principal amount of this Note, in whole or in part, into Common Stock in accordance with this Section 3 and send written notice to the Borrower of such election. If, upon the expiration of such 30-day period, the Lender has not elected to convert this Note into Common Stock or has not notified the Borrower of its election, the Lender shall forfeit its right to convert this
Note into Common Stock. If the Lender has elected to convert this Note into Common Stock pursuant to this paragraph (i), the conversion shall become effective immediately prior to the effectiveness of the registration statement for the IPO.

     (ii) If, prior to the Due Date, the Borrower has scheduled the closing of the Next Round of Financing, at least 20 days prior to the closing of the Next Round of Financing, the Borrower shall send written notice to the Lender of such closing (the "Closing Notice"). The Lender shall, within 20 days from the date of receipt of the Closing Notice, determine whether or not it will convert the outstanding principal amount of this Note, in whole or in part, into Common Stock in accordance with this Section 3 and send written notice to the Borrower of such election. If, upon the expiration of such 20-day period, the Lender has not elected to convert this Note into Common Stock or has not notified the Borrower of its election, the Lender shall forfeit its right to convert this
Note into Common Stock. If the Lender has elected to convert this Note

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into Common Stock pursuant to this paragraph (ii), the conversion shall become effective immediately prior to the closing of the Next Round of Financing.

     (iii) If the IPO or the Next Round Financing has not occurred prior to the Due Date, the Lender shall have the right convert the outstanding principal amount of this Note, in whole or in part, into Common Stock in accordance with this Section 3 by giving written notice to the Borrower at least two days prior to the Due Date of its intention to convert this Note into Common Stock.

     The "Conversion Price" at which Common Stock shall be issuable upon conversion of this Note shall equal either (i) the price per share of the Common Stock in the IPO, (ii) the price per share of Common Stock in the Next Round of Financing or (iii) if either the IPO or Next Round Financing does not occur prior to the Due Date, $1.80, whichever is applicable; provided, however, that
                                                       --------  -------
the Conversion Price shall be subject to adjustment as follows:

          (a) In the event the Borrower should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of outstanding shares determined in accordance with paragraph 4(c).

          (b) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

          (c) In the event of any change in the number of shares of Common Stock deliverable or any increase in the consideration payable to the Borrower upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any

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     subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

     To exercise the conversion privilege, the Lender shall surrender this Note, together with a written conversion notice to the Borrower at its principal office. This Note or portion thereof shall be deemed to have been converted immediately prior to the close of business on the date of receipt of such Note and notice by the Borrower, even if the Borrower's stock transfer books are on that date closed, and the Lender, or the nominee or nominees of such Lender, shall be treated for all purposes as the record holder of the shares of Common Stock deliverable upon such conversion as of the close of business on such date. Promptly after receipt by the Borrower of this Note and notice, the Borrower shall issue and deliver, at its expense, to the Lender, or to the nominee or nominees of such Lender, a certificate or certificates for the number of shares of its Common Stock due on such conversion. Interest shall accrue on the unpaid principal amount of this Note converted to the date of conversion, and the Borrower shall pay such interest at the time of conversion in cash; provided,
                                                                    --------
however, that in the case of a conversion of only a portion of the outstanding
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principal amount of this Note, the Borrower shall execute and deliver to the
Holder (or its nominee or nominees), at the expense of the Borrower, a replacement note in a principal amount equal to the unconverted portion of such Note and dated and bearing interest from the date to which interest has been paid on such Note or dated the date of such Note if no interest has been paid thereon.

     No fractional shares of Common Stock shall be issued upon conversion of this Note. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of this Note, the Borrower shall pay a cash adjustment in respect of such fractional interest. The Lender, by its acceptance thereof, expressly waives any right to receive any fractional share upon conversion of the Note.

     5.   Events of Default.  An event of default hereunder shall consist of:
          -----------------

          (i) a default in the payment by the Borrower to the Lender of principal or interest under this Note as and when the same shall become due and payable;

          (ii) an event of default by the Borrower under any other obligation, instrument, note or agreement for borrowed money ("Indebtedness"), beyond any applicable notice and/or grace period (a "Cross-Default") and the aggregate principal amount of such Indebtedness to which such Cross-Default relates, together with any such other Indebtedness in which there is a Cross-Default, exceeds $250,000;

          (iii) institution of any proceeding by or against the Borrower under any present or future bankruptcy or insolvency statute or similar law and, if involuntary, if the same are not stayed or dismissed within sixty(60) days, or the Borrower's assignment for the benefit

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     of creditors or the appointment of a receiver, trustee, conservator or other judicial representative for the Borrower or the Borrower's property or the Borrower's being adjudicated a bankrupt or insolvent.

          Upon the occurrence of any event of default, interest shall accrue on the outstanding balance of this Note at the Prime Rate plus three percent (3%), the entire unpaid principal amount of this Note and all unpaid interest accrued thereon shall, at the sole option of the Lender, without notice, become immediately due and payable, and the Lender shall thereupon have all the rights and remedies provided hereunder or now or hereafter available at law or in equity.

     6.   Summary Proceedings.  Any action, suit or proceeding where the amount
          -------------------
in controversy as to at least one party, exclusive of interest and costs, exceeds $1,000,000 ("Summary Proceeding"), arising out of or relating to this Note, or the breach, termination or validity thereof, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court,
(iv) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (v) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (vi) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (vii) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Note and waives any and all rights to any such jury trial or to seek punitive damages.

     In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $1,000,000 (a "Proceeding"), arising out of or relating to this Note or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

     If a Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Note and the substantive law of the State of Delaware. The arbitration shall be conducted at the

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Association's regional office located closest to the Lender's principal place of business by three arbitrators, at least one of whom shall be knowledgeable in general business matters and one of whom shall be an attorney. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 60 days prior thereto such party shall have given written notice to the other party of its intent to do so.

     Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but such remedies shall not be sought as a means to avoid or stay arbitration or a Summary Proceeding.

     7.   Waivers.  The Borrower hereby waives presentment, demand, protest and
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notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by the Lender. Upon default hereunder the Lender shall have the right to offset the amount owed by the Borrower against any amounts owed by the Lender in any capacity to the Borrower, whether or not due, and the Lender shall be deemed to have exercised such right of offset and to have made a charge against any such account or amounts immediately upon the occurrence of an event of default hereunder even though such charge is made or entered on the books of the Lender subsequent thereto. The Borrower shall pay to the Lender, upon demand, all costs and expenses, including, without limitation, attorneys' fees and legal expenses, that may be incurred by the Lender in connection with the enforcement of this Note.

     8.   Registration Rights.  The shares of Common Stock issuable upon
          -------------------
conversion of this Note are subject to the registration rights set forth in that certain Registration Rights Agreement dated as of November 25, 1998.

     9.   Notices.  Notices required to be given hereunder shall be deemed
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validly given (i) three business days after sent, postage prepaid, by certified mail, return receipt requested, (ii) one business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (iii) when sent by confirmed facsimile transmission, or (iv) when delivered by hand:


     If to the Lender:   ___________________________
                         ___________________________
                         ___________________________
                         Attn:  ____________________


     If to the Borrower: VerticalNet, Inc.
                         Two Walnut Grove Drive

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                         Suite 150
                         Horsham, Pennsylvania 19044
                         Attn: Gene S. Godick, Vice President-Finance

or to such other address, or in care of such other person, as the holder or the Borrower shall hereafter specify to the other from time to time by due notice.

     10.  Failure or Indulgence Not Waiver.  Any failure by the Lender to
          --------------------------------
exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon the Lender unless in writing and signed by it. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof. This Note shall apply to and bind the successors of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

     11.  Governing Law.  The Note shall be governed by and interpreted in
          -------------
accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Borrower, by its duly authorized officer intending to be legally bound hereby, has duly executed this Convertible Note as of the date first written above.


                                    VERTICALNET, INC.


                                    By: Gene S. Godick
                                       --------------------------------
                                             Vice President-Finance and
                                                Chief Financial Officer

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